Exhibit 99.1

Hoku Corporation Reports Management Team Expansion

HONOLULU, HI, February 28, 2011 – Hoku Corporation (NASDAQ: HOKU), a solar energy products and services company, today announced the appointment of “Jeremy” Xiaoming Yin, PhD as president of Hoku Corporation.  Dr. Yin will report to Scott Paul, who will continue to serve as CEO of the Company.

Commenting on Dr. Yin’s selection as president, Mr. Paul said, “I am extremely pleased Dr. Yin has joined our executive team. Dr. Yin is someone with whom I have worked closely for more than three years; he has my absolute trust and confidence, and he is perfectly suited to perform in this demanding role. I look forward to his immediate, positive contributions.”

Prior to his selection as president by Hoku’s board of directors, Dr. Yin served since 2007 as founder and managing director of SinoTransPacific Ventures, a private equity firm headquartered in Los Angeles. Among other equity financing and M&A activity, SinoTransPacific Ventures was involved in business advisory services to Tianwei New Energy in the original polysilicon transactions between Hoku Materials and Tianwei New Energy, and during its subsequent equity investment in Hoku. From 2000 to 2007, Dr. Yin was a founding member and Vice President at LightCross, Inc., a California-based manufacturer of semiconductor optical networking and switching components which was merged with Arroyo Optics in 2005 to form Kotura, Inc. Subsequent to the acquisition of LightCross, Dr. Yin served in a variety of executive roles at Kotura. From 1996 to 2000, Dr. Yin served as program manager and technical staff at the IBM, Siemens, Toshiba Development Alliance in East Fishkill, NY where he had responsibilities in developing industry best practices for advanced semiconductor product development, production ramp up, product roadmap planning, capital equipment selection, and technology transfer. Dr. Yin holds a bachelor's degree from the University of Science and Technology of China, a master's degree in business administration from UCLA Anderson School of Management, and a doctoral degree in semiconductor physics from the City University of New York.

“As we approach initial commercial operations in Idaho, the board and I are focused on continuing to build the management team that will lead Hoku to profitability and beyond,” said Mr. Paul.  “We are a fast-growing company, which means we must strengthen our leadership team accordingly. Just as we are adding additional management and financial team members in Idaho to increase oversight and controls in light of our recently announced budget and schedule changes, it is clear that the time is also right to add to our executive team. With his deep technical roots in the semiconductor industry and his ability to transition seamlessly between U.S. and China business cultures, Dr. Yin is an ideal complement to our existing team, and one that comes at a critically important time in Hoku’s development cycle.”

Mr. Paul continued, “In his new position, Dr. Yin will be primarily responsible for supporting and strengthening our relationships with vendors, customers and partners to ensure the success of our polysilicon facility in Pocatello. Dr. Yin will also assist with our China-focused business development work – both at Hoku Materials and at Hoku Solar – and, over time, he will help me continue improving management processes and operational planning throughout the organization.”

“We are extremely pleased to welcome Dr. Yin to the Hoku management team and look forward to his positive contributions to the Company,” said Xia Wei, chairman of Hoku’s board of directors. “Hoku has undergone significant changes during the past twelve months, but the board does not anticipate any further modifications to the leadership team in the foreseeable future. We believe the current team is well positioned to execute on our strategy to complete our polysilicon plant and continue to grow our turnkey photovoltaic system installation business.”

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a solar energy products and services company with two business units: Hoku Materials and Hoku Solar. Hoku Materials manufactures, markets and sells polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and provides related services. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

©Copyright 2011, Hoku Corporation, all rights reserved.

Contacts for Hoku Corporation:

Hoku Corporation
Tel: 808-682-7800
Email: ir@hokucorp.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s future growth and successes.  These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the risks, uncertainties and other factors disclosed in the Company’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission, as applicable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.